SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2007

GEORESOURCES, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(Address of principal executive offices) (Zip Code)

(281) 537-9920

Registrant’s telephone number, including area code

1407 West Dakota Parkway, Suite 1-B Williston, North Dakota 58801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 1 – Registrant’s Business and Operations	1
Item 1.01 Entry Into a Material Definitive Agreement	1

Section 2 – Financial Information	2
Item 2.01 Completion of Acquisition or Disposition of Assets	2

Section 3 – Securities and Trading Markets	3
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	3
Item 3.02 Unregistered Sales of Equity Securities	3

Section 5 – Corporate Governance and Management	4
Section 5.01 Changes in Control of Registrant	4
Section 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	5
Section 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year	8

Section 7 – Regulation FD	8
Item 7.01 Regulation FD Disclosure	8

Section 9 – Financial Statements and Exhibits	8
Item 9.01 Financial Statements and Exhibits	8
(a) Financial statements of business acquired
9.01 (a)(1) Consolidated Financial Statements of Southern Bay Oil & Gas L.P.	F-1
9.01 (a)(2) Financial Statements of Chandler Energy, LLC	G-1
(b) Pro forma financial information
9.01(b)(1) Unaudited Pro Forma Condensed Consolidated Financial Statements of GeoResources, Inc., Southern Bay Oil & Gas, L.P. and Chandler Energy, LLC	H-1
(c) Shell company transactions – None
(d) Exhibits

Signature

The principal purpose of this Amendment No. 1 to this Form 8-K, (which was originally filed on April 23, 2007), is to provide the required financial statements and information pursuant to Item 9.01.  This Amendment also includes in substantial part the description of the transactions and verbiage from the original filing.  In all other respects, the verbiage, information and exhibits included in the original filing of this Form 8-K are hereby incorporated by reference.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 17, 2007, the registrant, GeoResources, Inc., (the “Company”) entered into a form of registration rights agreement with 50 holders of its common stock who had been issued shares pursuant to the Merger Agreement dated September 14, 2006, as amended on February 16, 2007 (the “Merger Agreement”) among the Company; Southern Bay Energy Acquisition, LLC, a Texas limited liability company wholly owned by the Company; Chandler Acquisition, LLC, a Colorado limited liability company wholly owned by the Company; Southern Bay Oil & Gas, L.P., a Texas limited partnership (“Southern Bay”); Chandler Energy, LLC, a Colorado limited liability company (“Chandler”); and PICA Energy, LLC, a Colorado limited liability company wholly owned by Chandler (“PICA”).  The transactions contemplated by the Merger Agreement were completed on April 17, 2007.  See Item 2.01 below for further information.

The form of registration rights agreement executed by each shareholder is attached hereto as Exhibit 10.2.  The registration rights agreements provide in the aggregate that the Company will promptly file with the Securities and Exchange commission a registration statement covering the resale of the 10,690,000 shares issued pursuant to the Merger Agreement

Persons who entered into the form of registration rights agreement include new executive officers and directors of the Company, as well as persons who owned beneficially more than 10% of the outstanding common stock of the Company upon completion of the Merger Agreement on April 17, 2007.

These persons are:

Name	Relationship to the Company

Frank A. Lodzinski	Executive officer, director and greater than 10% beneficial owner

Vlasic FAL, L.P.	Greater than 10% beneficial owner

Wachovia Capital Partners 2005, LLC	Greater than 10% beneficial owner

Chandler Energy, LLC	Greater than 10% beneficial owner

Collis P. Chandler, III	Executive officer, director and greater than 10% beneficial owner

Howard E. Ehler	Executive officer

Robert J. Anderson	Executive officer

Francis M. Mury	Executive officer

Information concerning the officer positions of the above persons with the Company is set forth in Item 5.02 below.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 17, 2007, the Company completed the transactions contemplated by the Merger Agreement in which Southern Bay and PICA were merged with two subsidiaries of the Company (the “Mergers”).  The Merger Agreement provided in substance for the mergers of the business of Southern Bay and Chandler, two independent oil and gas entities, into the two subsidiaries of the Company.  To accomplish the merger with Chandler’s business, Chandler transferred all but a small portion of its business and assets to PICA on April 17, 2007, and PICA was immediately merged into the Company’s wholly owned subsidiary, Chandler Acquisition, LLC.  Southern Bay was a private oil and gas exploration and production limited partnership with properties located primarily along the Texas and Louisiana Gulf Coast, operating out of Houston, Texas.  Chandler was a private oil and gas exploration and production limited liability company, with properties located primarily in Colorado, Michigan and Utah, operating out of Denver, Colorado.

In the Mergers, the Company issued (a) 8,263,000 shares of its common stock to the partners of Southern Bay in exchange for 100% of the partnership interests of Southern Bay, (b) 1,931,000 shares of its common stock to the members of Chandler in exchange for 100% of the membership interests of PICA, and (c) 496,000 additional shares of common stock in exchange for certain working interests in a Chandler operated oil and gas project in northeastern Colorado (the “Yuma Working Interests”).  All of the shares issued pursuant to the Mergers are “restricted securities” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  See Item 3.02 below for further information about the issuance of these unregistered shares of common stock of the Company.

Prior to the Mergers, none of Southern Bay, Chandler, the Yuma Working Interests owners or their affiliates had any material relationship with the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The Mergers resulted in a change of control of the Company, as its board of directors and executive officers now consist mostly of persons affiliated with Southern Bay and Chandler.  See Item 5.01 below for more information about the change of control of the Company.

Under generally accepted accounting principles, Southern Bay is deemed to have acquired the Company and PICA, and Southern Bay will account for the transactions using the purchase method of accounting for business combinations. Accordingly, upon consummation of the Mergers the historical financial statements presented for the Company will be those of Southern Bay, back to its inception in 2004, with the net assets of the Company and PICA treated as purchased upon closing.  See Item 9.01 below regarding financial statements to be filed in respect of the Mergers.

The post-Mergers structure of the Company is set forth below.  Except as noted below, each subsidiary set forth below is wholly owned by the entity directly connected to it, and thus, directly or indirectly, is wholly owned by the Company.

GeoResources, Inc.

	Chandler Acquisition, LLC	Southern Bay Energy Acquisition, LLC	Western Star Drilling Company

Southern Bay Operating, LLC	AROC Resources, LLC**	Southern Bay Louisiana, LLC	Catena Oil & Gas LLC**

AROC (Texas), Inc.	AROC	AROC Energy, LP*	SBE Partners LP*
	Oil & Gas, LLC	(2% GP Interest)	(2% GP Interest)

_________________

*All ownership of subsidiaries directly below a named entity is 100% except for AROC Energy, LP and SBE Partners LP, as discussed below.

** AROC Resources, LLC is the general partner and owns 2% of AROC Energy, LP and Catena Oil & Gas LLC is the general partner and owns 2% of SBE Partners LP.  The sole limited partner is a large institutional investor who owns the remaining 98% of AROC Energy, LP and SBE Partners LP.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 18, 2007, the Company transferred its listing of its common stock from the NASDAQ Capital Market to the NASDAQ Global Market.  The common stock trades under the symbol “GEOI.”

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As indicated above, on April 17, 2007, pursuant to the Mergers, the Company issued 8,263,000 shares of common stock to the partners of Southern Bay and 1,931,000 shares of common stock to the members of Chandler.  Additionally, the Company issued 496,000 shares of common stock to the Yuma Working Interests owners.  These 10,690,000 shares of common stock are “restricted securities” as defined in Rule 144 promulgated under the Securities Act.  Additionally, on April 17, 2007, the Company issued 5,000 shares of restricted common stock to each of Cathy Kruse, Connie Hval and Jeff Jennings, former executive officers of the Company who have continued as employees of the Company, as a bonus for their work in connection with the Mergers.  Also on April 17, 2007, the Company issued 66,208 shares of restricted common stock to two full-time employees upon their exercise of common stock options, one of whom is Jeffrey P. Vickers, former President and Chief Financial Officer of the Company, who is now Vice President, Williston Basin Exploration and Development of the Company.

The issuance of all of the above shares was not registered under the Securities Act, and therefore the shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and applicable state securities laws. The Company issued the shares in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and in reliance on Rule 506 promulgated thereunder.  The common stock issued by the Company pursuant to the exemption under Section 4(2) of the Securities Act and in reliance on Rule 506 was based on the facts that (i) each purchaser had knowledge and experience in financial and business matters such that it was capable of evaluating the risks of the investment, and (ii) the Company obtained representations from each purchaser indicating that it was an “accredited investor,” as defined in Rule 501 of Regulation D, or was an employee or consultant of the Company, Southern Bay or Chandler, and each such person was able to fend for himself or herself financially, had extensive knowledge and experience in financial matters relating to oil and gas exploration companies, and was purchasing the common stock for investment only.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On April 17, 2007, the closing of the Mergers, including the issuance of 10,690,000 shares of common stock of the Company to parties formerly not affiliated with the Company, resulted in a change of control of the Company.  These shares are approximately 73.4% of the issued and outstanding shares of common stock of the Company.  The partners of Southern Bay exchanged all of their interests in Southern Bay for 8,263,000 shares of common stock of the Company.  The members of Chandler exchanged all of their interests in PICA for 1,931,000 shares of common stock of the Company.  The Yuma Working Interests owners exchanged their Yuma Working Interests for 496,000 shares of common stock of the Company.  Other than as occurred on April 17, 2007 pursuant to the Merger Agreement as disclosed in this Current Report, the Company is not aware of any agreements or understandings among Southern Bay, Chandler, the Yuma Working Interests owners or their affiliates or associates with respect to the election of directors of the Company or other matters relating to the Company.

In connection with the Mergers, the Company issued 5,022,018 shares of its common stock to Vlasic FAL, L.P. in exchange for its limited partnership interests in Southern Bay.  These shares constitute 34.4% of the outstanding shares of the common stock of the Company.  Vlasic FAL, L.P. is a limited partnership which is controlled by Frank A. Lodzinski and Michael A. Vlasic and therefore, both of these persons may be deemed to be the beneficial owner of the shares held of record by Vlasic FAL, L.P.  In addition, in connection with the Mergers, Mr. Lodzinski was issued directly 65,957 shares of Company common stock in exchange for his limited partnership interests in Southern Bay (.4% of the outstanding shares), and he has voting control over another 534,534 shares of common stock of the Company owned by Southern Bay employees (3.6% of the outstanding shares).  By virtue of their respective beneficial ownership positions of the common stock of the Company, Messrs. Lodzinski and Vlasic may be deemed to have acquired control of the Company on April 17, 2007.

Also, pursuant to the Merger Agreement, the number of the board of directors of the Company was increased from six to seven, the board of directors of the Company was reconstituted, with six out of the seven seats being appointed pursuant to the request of Southern Bay and Chandler.

Also, on April 17, 2007, the board of directors of the Company selected new executive officers of the Company.  For information on the new officers and directors, see Item 5.02 below.

The Company is not aware of any arrangements which may at a future date result in a change of control of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 17, 2007, the board of directors of the Company appointed the following persons to serve as the executive officers of the Company:

Frank A. Lodzinski	President and Chief Executive Officer

Collis P. Chandler, III	Executive Vice President and Chief Operating Officer Northern Region

Jeffrey P. Vickers	Vice President, Williston Basin Exploration and Development

Francis M. Mury	Executive Vice President and Chief Operating Officer Southern Region

Robert J. Anderson	Vice President, Business Development, Acquisitions and Divestitures

Howard E. Ehler	Vice President and Chief Financial Officer

The above named officers are employed “at will” by the Company and do not have employment contracts with the Company.  Prior to his new executive position with the Company commencing April 17, 2007, Mr. Vickers was President and Chief Financial Officer of the Company.

Information concerning the executive officers of the Company is set forth below:

Frank A. Lodzinski, age 57, has over 35 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties.  Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President.  Hampton was sold in 1995 to Bellwether Exploration Company for $35 million.  In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired controlling interests in Texoil, Inc.  In 2001, Texoil, Inc. was sold to Ocean Energy, Inc. for $135 million.  In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc. In 2003, AROC Inc. completed a $71 million monetization with an institutional investor and began a plan of liquidation in 2004.  As part of that liquidation, Mr. Lodzinski was responsible for and oversaw petitions for liquidation under Federal bankruptcy laws, of two AROC Inc. subsidiaries, Latex Petroleum Corporation, an Oklahoma corporation and Source Petroleum Inc., a Louisiana corporation.  In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the General Partner of Southern Bay, which acquired the residual assets of AROC, Inc., and he has served as President of Southern Bay Energy LLC since its formation.  He is a certified public accountant and holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Collis P. Chandler, III, age 38, has been President and sole owner of Chandler Energy, LLC since its inception in July 2000.  From 1988-2000, Mr. Chandler served as Vice President of The Chandler Company, a privately-held exploration company operating primarily in the Rocky Mountains. His responsibilities over the 12-year period included involvement in exploration, prospect generation, acquisition, structure and promotion as well as direct responsibility for all land functions including contract compliance, lease acquisition and administration. Mr. Chandler received a Bachelor's of Science degree from the University of Colorado, Boulder in 1992.

Robert J. Anderson, age 44, is a Petroleum Engineer with 19 years of diversified domestic and international experience with both major oil companies (ARCO International / Vastar Resources) and independent oil companies (Hunt Oil / Hugoton Energy / Anadarko Petroleum). From October 2000 through February 2004, he was employed by Anadarko Petroleum Corporation as a petroleum engineer.  From March 2004 through December 2004 he was employed by AROC, Inc. as Vice President, Acquisitions and Divestitures. He joined Southern Bay Energy, LLC in January 2005 as Vice President, Acquisitions and Divestitures.  His professional experience includes acquisition evaluation, reservoir and production engineering and field development, and project economics, budgeting and planning. Mr. Anderson's domestic acquisition and divestiture experiences include Gulf Coast Texas and Louisiana (offshore and onshore), east and west Texas, north Louisiana, Mid-Continent and the Rockies.  His international experience includes Canada, South America and Russia. He has an undergraduate degree in Petroleum Engineering from the University of Wyoming (1986) and also holds an MBA, Corporate Finance, from the University of Denver (1988).

Francis M. Mury, age 55, has been active in the oil and gas industry since 1974.  He was employed by AROC, Inc. as Executive Vice President from May 2001 through December 2004. Since January 2005, he has been employed by Southern Bay Energy LLC as Executive Vice President.  Mr. Mury worked for Texaco, Inc. from July 1974 through March 1979, ending his tenure there as a petroleum field engineer. From April 1979 through December 1985, he worked for Wainoco Oil & Gas as a production engineer and drilling superintendent.  From January 1986 to November 1989 he worked for Diasu Oil & Gas as an operations manager.  He has worked with Mr. Lodzinski since 1989, including Hampton Resources Corporation, where he served as Vice-President-Operations from January 1992 through May 1995, and Texoil, Inc. where he served as Executive Vice President from November 1997 through February 2001.  His experience extends to all facets of petroleum engineering, including reservoir engineering, drilling and production operations and further into petroleum economics, geology, geophysics, land and joint operations. Geographical areas of experience include the Gulf Coast (offshore and onshore), East and West Texas, Mid-Continent, Florida, New Mexico, Oklahoma, Wyoming, Pennsylvania and Michigan. Mr. Mury received a degree in Computer Science (1974) from Nicholls State University, Thibodeaux, Louisiana.

Jeffrey P. Vickers, age 54, received a Bachelor of Science degree in Geological Engineering with a Petroleum Engineering option from the University of North Dakota in 1978.  In 1979, Mr. Vickers joined Amerada Hess Corporation as an Associate Petroleum Engineer in the Williston Basin.  In 1981, Mr. Vickers was employed by GeoResources as the Drilling and Production Manager where he was responsible for providing technical assistance and supervision of drilling and production operations and generated development drilling programs.  He served as President of the Company from January 1, 1983 through April 17, 2007 and as a director of the Company from June 1982 through April 17, 2007.

Howard E. Ehler, age 62, was employed as Vice President and Chief Financial Officer of AROC, Inc. from May 2001 through December 2004.  Since January 2005, Mr. Ehler has been employed by Southern Bay Energy, LLC as Vice President and Chief Financial Officer.  He previously served as Vice-President of Finance and Chief Financial Officer for Midland Resources, Inc. from March 1997 through October 1998.  From November 1999 through April 2001 he performed independent accounting and auditing services in oil and gas as a sole practitioner in public accounting.  He was employed in public accounting with various firms for over 21 years, including practice with Grant Thornton, where he was admitted to the partnership. He has substantive experience in oil and gas banking, finance accounting and reporting.  In addition, his experience includes partnership administration, tax, budgets and forecasts and cash management.  Mr. Ehler holds an Accounting degree from Texas Tech University (1966) and has been a certified public accountant since 1970.

Simultaneously with the closing of the Mergers and pursuant to the Merger Agreement, Jeffrey P. Vickers, Cathy Kruse, H. Dennis Hoffelt, Paul A. Krile and Duane Ashley resigned from their positions on the board of directors and appointed Frank A. Lodzinski, Collis P. Chandler, III, Christopher W. Hunt, Jay F. Joliat, Scott R. Stevens and Michael A. Vlasic as directors of the Company.  Nick Voller continues as a director of the Company.  There is no family relationship between or among the executive officers and directors of the Company.

Also, simultaneous with the closing of the Mergers, the board of directors established an executive committee, a nominating committee and a compensation committee.  In addition, the board of directors appointed Messrs. Hunt, Joliat and Stevens to the nominating committee and the compensation committee of the board of directors.  The board of directors also appointed Messrs. Lodzinski, Chandler, Stevens and Vlasic to the executive committee.  The board of directors appointed Messrs. Voller, Hunt and Joliat to serve on the audit committee.

On April 17, 2007, the board of directors awarded former members H. Dennis Hoffelt, Paul A. Krile and Duane Ashley with a one time cash payment of $5,000 each for their service to the Company as independent directors and awarded Mr. Voller a one time cash payment of $5,000 for his continued service as a director.  Also, on April 17, 2007, the board of directors awarded Jeffrey P. Vickers a cash bonus of $46,478 for 2006.  His total compensation as principal executive officer of the Company for the year ended December 31, 2006 was $191,130.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On April 17, 2007, the shareholders of the Company approved the Articles of Amendment (the “Amendment”) to the Articles of Incorporation, which were filed with the Colorado Secretary of State.  The Amendment increased the authorized capital stock of the Company to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.  The Amendment is Annex C to the Company’s Definitive Proxy Statement filed on February 16, 2007 with the Securities and Exchange Commission, and such Annex is incorporated herein by reference.

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On April 18, 2007, the Company issued a press release, attached hereto as Exhibit 99.2 announcing the closing of the Merger Agreement.

The information referenced in this Item 7.01 is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Financial statements of businesses acquired:

9.01(a)(1) - Audited Consolidated Financial Statements and Report of Independent Certified Public Accountants - Southern Bay Oil & Gas, L.P. - December 31, 2006 and 2005

		Report of Independent Certified Public Accountants	F-1
		Consolidated Balance Sheets for the years ended December 31, 2006 and 2005	F-2
		Consolidated Statements of Income for the years ended December 31, 2006 and 2005	F-3
		Consolidated Statements of Partner’s Capital and Comprehensive Income (Loss) for the years ended December 31, 2006 and 2005	F-4
		Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-5
		Notes to Consolidated Financial Statements for the years ended December 31, 2006 and 2005	F-6

9.01(a)(2) - Audited Financial Statements and Report of Independent Certified Public Accountants – Chandler Energy, LLC - December 31, 2006 and 2005

		Independent Auditors’ Report	G-1
		Balance Sheet for the years ended December 31, 2006 and 2005	G-2
		Statement of Operations for the years ended December 31, 2006 and 2005	G-4
		Statement of Member’s Equity for the years ended December 31, 2006 and 2005	G-5
		Statement of Cash Flows for the years ended December 31, 2006 and 2005	G-6
		Notes to Financial Statements	G-8

(b)		Pro forma financial information:

9.01(b)(1) - Unaudited Pro Forma Condensed Consolidated Financial Statements of GeoResources, Inc., Southern Bay Oil & Gas, L.P. and Chandler Energy, LLC

		Introduction	H-1
		Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006	H-2
		Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006	H-3
		Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	H-4

(c)		Shell company transactions:

None.

(d)		Exhibits:

The following exhibits are included with this Report or incorporated herein by reference to prior filings made by the Company with the Commission:

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of GeoResources, Inc. (1)

10.1

Agreement and Plan of Merger among GeoResources, Inc.; Southern Bay Energy Acquisition, LLC; Chandler Acquisition, LLC; Southern Bay Oil & Gas, L.P.; Chandler Energy, LLC; and PICA Energy, LLC, dated September 14, 2006 and as amended on February 16, 2007 (2)

10.2	Form of Registration Rights Agreement (3)

99.2	GeoResources, Inc. Press Release dated April 18, 2007 (4)

______

(1) Filed as Annex C to the Company’s definitive proxy statement dated February 23, 2007, filed with the Commission on February 23, 2007 and incorporated herein by reference.

(2) Filed as Annex A to the Company’s definitive proxy statement dated February 23, 2007, filed with the Commission on February 23, 2007 and incorporated herein by reference.

(3) Filed as Exhibit 10.2 with the original filing of this Form 8-K on April 23, 2007.

(4) Filed as Exhibit 99.2 with the original filing of this Form 8-K on April 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:

/s/ Frank A. Lodzinski

Frank A. Lodzinski, President

Date: June 22, 2007

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

9.01(a)(1)

Audited Consolidated Financial Statements and Report of

Independent Certified Public Accountants

Southern Bay Oil & Gas, L.P.

December 31, 2006 and 2005

Report of Independent Certified Public Accountants

The Partners

Southern Bay Oil and Gas, L.P.

We have audited the accompanying consolidated balance sheets of Southern Bay Oil and Gas, L.P. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, partners’ capital and comprehensive income (loss), and cash flows for the years then ended.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Bay Oil and Gas, L.P. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note I to the consolidated financial statements, effective January 1, 2006, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments.”

/s/ Grant Thornton LLP

Houston, Texas

April 6, 2007

Southern Bay Oil & Gas, L.P.

CONSOLIDATED BALANCE SHEETS

December 31,

	2006	2005
ASSETS
Current assets:
Cash	$ 6,216,822	$ 7,578,027
Accounts receivable:
Oil and gas revenues	7,201,902	11,398,137
Joint interest billings and other	2,294,237	1,716,628
Accounts receivable from related parties	1,742,174	1,430,373
Prepaid expenses and other	352,515	420,627
Total current assets	17,807,650	22,543,792
Oil and gas properties, successful efforts method:
Proved properties	34,204,118	20,162,491
Unproved properties	1,643,041	1,006,237
Office furniture and equipment	292,297	173,347
Land	96,462	81,671
Less accumulated depreciation, depletion and amortization	(5,007,095)	(1,626,100)
Net property and equipment	31,228,823	19,797,646
Other assets:
Equity in AROC Energy, L.P.	1,517,430	1,426,571
Other	113,123	154,975
	$ 50,667,026	$ 43,922,984
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable	5,225,291	3,377,000
Accounts payable to related parties	2,201,141	3,680,992
Revenues and royalties payable	7,347,702	10,763,380
Drilling advances	2,120,770	72,868
Accrued expenses payable	915,445	1,717,081
Commodity hedges, current portion	1,685,938	2,307,867
Total current liabilities	19,496,287	21,919,188
Long-term debt	5,000,000	100,000
Commodity hedges, long-term portion	-	2,225,976
Asset retirement obligations	2,478,205	2,119,372
Deferred income taxes	32,535	-
Commitments and contingencies
Partners' capital:
General partner	197,816	171,900
Limited partners	25,141,571	21,520,923
Accumulated other comprehensive income (loss)	(1,679,388)	(4,134,375)
Total partners' capital	23,659,999	17,558,448
	$ 50,667,026	$ 43,922,984

The accompanying notes are an integral part of these statements.

Southern Bay Oil & Gas, L.P.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31,

	2006	2005

Revenue:
Oil and gas revenues	$13,978,337	$11,221,881
Partnership management fees	259,768	575,553
Property operating income	1,076,283	845,718
Equity in earnings of AROC Energy, L.P.	90,859	112,068
Gain on sale of oil and gas properties	335,294	443,433
Gain on involuntary conversion	-	352,755
Total revenue	15,740,541	13,551,408

Expenses:
Lease operating expense	4,251,766	2,982,247
Severance taxes	1,065,964	1,085,477
Re-engineering and workovers	384,421	287,365
Exploration	557,784	-
General and administrative expense	2,804,512	2,348,074
Impairment of oil and gas properties	184,250	-
Depreciation, depletion, and amortization	3,381,602	1,575,182
Hedge ineffectiveness (gain) loss	(392,918)	399,468
Total operating expenses	12,237,381	8,677,813
Income from operations	3,503,160	4,873,595

Interest and other expense	(288,051)	(146,375)
Interest and other income	1,064,530	262,899
Income before income taxes	4,279,639	4,990,119
Deferred income taxes	(32,535)	-
Net Income	$ 4,247,104	$ 4,990,119

The accompanying notes are an integral part of these statements.

Southern Bay Oil & Gas, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL AND COMPREHENSIVE INCOME (LOSS)

For the years ended December 31, 2005 and 2006

			Accumulated Other
	General	Limited	Comprehensive
	Partner	Partners	Income (Loss)	Total

Balance, December 31, 2004	$ 88,945	$ 8,805,563	$ (50,307)	$ 8,844,201
Capital contributions, less offering costs of $101,198	38,543	7,769,653	-	7,808,196
Comprehensive income (loss):
Net Income	44,412	4,945,707	-	4,990,119
Change in fair market value of hedged positions	-	-	(5,810,813)	(5,810,813)
Net Realized hedging losses charged to income	-	-	1,726,745	1,726,745
Total comprehensive income (loss)	44,412	4,945,707	(4,084,068)	906,051
Balance, December 31, 2005	171,900	21,520,923	(4,134,375)	17,558,448
Comprehensive income:
Net Income	33,127	4,213,977	-	4,247,104
Change in fair market value of hedged positions	-	-	647,989	647,989
Net Realized hedging losses charged to income	-	-	1,806,998	1,806,998
Total comprehensive income (loss)	33,127	4,213,977	2,454,987	6,702,091
Equity based compensation expense	-	422,379	-	422,379
Partners' cash distributions	(7,211)	(1,015,708)	-	(1,022,919)
Balance, December 31, 2006	$ 197,816	$ 25,141,571	$ (1,679,388)	$23,659,999

The accompanying notes are an integral part of these statements.

Southern Bay Oil & Gas, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,

	2006	2005
Cash flows from operating activities:
Net income	$ 4,247,104	$ 4,990,119
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation, depletion and amortization	3,381,602	1,575,182
Impairment of oil and gas properties	184,250	-
Accretion of discounted asset retirement obligations	87,654	55,474
Hedge ineffectiveness (gain) loss	(392,918)	399,468
Gain on sale of oil and gas properties	(335,294)	(443,433)
Gain on involuntary conversion of oil and gas properties	-	(352,755)
Equity in income from partnership	(90,859)	(112,068)
Deferred income taxes	32,535	-
Equity based compensation expense	422,379	11,232
Change in noncash working capital items:
Decrease (increase) in accounts receivable	3,306,825	(1,639,743)
Decrease in prepaid expenses and other	109,964	683,001
(Decrease) increase in accounts payable and accrued expenses	(1,800,972)	1,212,951
Net cash provided by operating activities	9,152,270	6,379,428
Cash flows from investing activities:
Proceeds from sale of oil and gas properties	334,687	664,637
Insurance proceeds from involuntary conversion	-	512,133
Additions of property and equipment	(14,725,243)	(10,868,105)
Distributions from investment in partnership	-	185,718
Contributions to partnership investment	-	(40,818)
Net cash used in investing activities	(14,390,556)	(9,546,435)
Cash flows from financing activities:
Partners' capital contributions	-	7,808,196
Partners' cash distributions	(1,022,919)	-
Proceeds from issuance of long-term debt	7,000,000	-
Reduction of long-term debt	(2,100,000)	(2,900,000)
Net cash provided by financing activities	3,877,081	4,908,196
Net (decrease) increase in cash balance	(1,361,205)	1,741,189
Cash balance at beginning of period	7,578,027	5,836,838
Cash balance at end of period	$ 6,216,822	$ 7,578,027
Supplementary cash flow information:
Additions to oil and gas properties resulting from
recognition of asset retirement obligations	$ 103,833	$ 755,482
Interest paid	153,763	99,860

The accompanying notes are an integral part of these statements.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Southern Bay Oil & Gas, L.P. (the “Partnership”) was formed September 8, 2004 as a Texas limited partnership.  The general partner is Southern Bay Energy, LLC, a Texas limited liability company (the “General Partner” or “SBE”), and the initial limited partner was V&C Energy Limited Partnership (“V&C”).  Effective November 1, 2004, V&C transferred oil and gas properties to the Partnership in exchange for an equity interest in the Partnership.  These properties were recorded at predecessor cost of $2,178,648.  On December 22, 2004, V&C contributed cash to the Partnership of $6,488,000 paid on behalf of the Partnership to acquire oil and gas properties from, and assume certain liabilities of, AROC Inc. and subsidiaries.

The partnership is engaged in the oil and gas exploration, development and production business segment.  The Partnership’s oil and gas interests are located primarily in Louisiana and Texas, and to a lesser extent, in Mississippi, Alabama, New Mexico, Oklahoma, Colorado and Montana.

The Partnership has three classes of partnership interests – Class A, Class B and Class C.  Class A Units were issued for $100 per unit.  The Class B and C Units are employee incentive Units, which are more fully described in Note I.

1.

Subsidiaries

The accompanying financial statements include the accounts of the Partnership and its subsidiaries from the dates of their acquisition.  The Partnership’s investment in AROC Energy, L.P. (“AROC Energy”), a Texas limited partnership for which a subsidiary of the Partnership serves as general partner, is accounted for using the equity method.

2.

Financial Instruments

The carrying amounts of the Partnership’s financial instruments, which include accounts receivable, accounts payable and accrued expenses, approximate fair values because of their short-term nature.  Derivatives are carried at fair market value.   The carrying amount of long-term debt is equal to fair market value, since the debt bears interest at market rates.

3.

Revenue Recognition

Revenues represent income from production and delivery of oil and gas, recorded net of royalties.  The Partnership follows the sales method of accounting for gas imbalances.  A liability is recorded only if the Partnership's takes of gas volumes exceed its share of estimated recoverable reserves from the respective well.  No receivables are recorded for those wells where the Partnership has taken less than its ownership share of production.  Volumetric production is monitored to minimize imbalances, and such imbalances were not significant at December 31, 2006 and 2005.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.

Accounts Receivable

The Partnership sells crude oil and natural gas to various customers.  In addition, the Partnership participates with other parties in the operation of crude oil and natural gas wells.  Substantially all of the Partnership’s accounts receivables are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which subsidiaries of the Partnership serves as the operator.  Generally, operators of crude oil and natural properties have the right to offset future revenues against unpaid charges related to operated wells.  Crude oil and natural gas sales are generally unsecured.

As is common industry practice, the Partnership generally does not require collateral or other security as a condition of sale, rather relying on credit approval, balance limitation and monitoring procedures to control the credit use on accounts receivable.  The allowance for doubtful accounts is an estimate of the losses in the Partnership’s accounts receivable.  The Partnership periodically reviews the accounts receivable from customers for any collectability issues.  An allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors.  Accounts deemed uncollectible are charged to the allowance.  Provisions for bad debts and recoveries on accounts previously charged-off are added to the allowance.

Accounts receivable allowance for bad debt was $150,000 at December 31, 2006 and $436,362 at December 31, 2005.

5.

Oil and Gas Properties

The Partnership follows the successful efforts method of accounting for oil and gas operations whereby costs to acquire mineral interests in oil and gas properties, to drill exploratory wells that find proved reserves and to drill and equip development wells are capitalized.  Exploration costs, including exploratory dry holes, geological and geophysical and cost of carrying and retaining unproved properties, are charged to operations as incurred.

The Partnership's acquisition and development costs of proved oil and gas properties are amortized using the unit-of-production method based on total proved reserves and proved developed reserves, respectively, as estimated by independent petroleum engineers.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Oil and gas properties are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group.  If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value.  Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis.  The fair value of impaired assets is determined based  on expected future cash flows using discount rates commensurate with the risks involved, using prices and costs consistent with those used for internal decision making.  Long-lived assets committed by management for disposal are accounted for at the lower of cost or fair value, less cost to sell.    The Partnership recognized impairments of $184,250 for the year ended December 31, 2006 and none for the year ended December 31, 2005.

6.

Income Taxes

The Partnership is generally not subject to Federal or state income tax on its taxable income.  The taxable income and deductions are generally reported by the partners in their respective income tax returns and all tax obligations are borne solely by the partners.  Therefore, except as discussed below, the Partnership generally makes no provision for income taxes in its financial statements.

During 2006, the state of Texas enacted legislation, which, effective in 2007 will subject the Partnership to a margin tax (“Texas Margin Tax” or “TMT”) on its taxable margin, as defined.  The taxable margin is essentially gross revenue less certain deductions and is further reduced to reflect the percent of business derived from Texas.  Generally accepted accounting principles require that this tax be accounted for as an income tax at the entity, not the partner level.  Therefore the Partnership is required to recognize deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  As a result, the Partnership has recognized deferred tax expense of $32,535 at December 31, 2006.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

7.

Derivative Instruments and Hedging Activities

The Partnership enters into derivative contracts, primarily options, collars and swaps, to hedge future crude oil and natural gas production in order to mitigate the risk of downward movements of market prices.  As required, the Partnership follows SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended.  Under SFAS No. 133, all derivatives are recognized on the balance sheet and measured at fair value.  If the derivative does not qualify as a hedge or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings.  If the derivative qualifies for hedge accounting, the gain or loss on the derivative is either recognized in income along with an offsetting adjustment to the basis of the item being hedged for fair value hedges or deferred in other comprehensive income to the extent the hedge is effective for cash flow hedges.  To qualify for hedge accounting, the derivative must contain the attributes of either a fair value, cash flow or foreign currency hedge.

The hedging relationship between the hedged instruments and hedged transactions must be highly effective in achieving the offset of changes in fair values and cash flows attributable to the hedged risk, both at the inception of the hedge and on an ongoing basis.  The Partnership measures hedge effectiveness on a quarterly basis.  Hedge accounting is discontinued prospectively when a hedging instrument becomes ineffective.  The Partnership assesses hedge effectiveness based on total changes in the fair value of options used in cash flow hedges rather than changes in intrinsic value only.  As a result, changes in the entire value of option contracts are deferred in accumulated other comprehensive income until the hedged transaction affects earnings to the extent such contracts are effective.  Gains and losses deferred in accumulated other comprehensive income related to cash flow hedge derivatives that become ineffective remain unchanged until the related production is delivered.

Gains and losses resulting from hedge settlements are included in oil and gas revenues and are included in realized prices in the period that the related production is delivered.  Gains and losses on hedging instruments that represent hedge ineffectiveness and gains and losses on derivative instruments that do not qualify for hedge accounting are included in other revenues or expenses in the period in which they occur.  The resulting cash flows are reported as cash flows from operating activities.

8.

Cash and Cash Equivalents

The Partnership treats all unrestricted investments with an original maturity of three months or less to be cash equivalents.  The Partnership maintains its cash in one financial institution and periodically assesses the financial condition of the institution.  The General Partner believes that any possible credit risk is minimal.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

9.

Accounting Estimates

In the course of preparing financial statements in conformity with generally accepted accounting principles, management makes various assumptions and estimates to determine the reported amounts of assets, liabilities, revenue and expenses in relation to the disclosure of commitments and contingencies.  Changes in these assumptions and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, the actual results could differ from the amounts estimated.

10.

Stock-Based Compensation

The Partnership adopted the fair value method prescribed in SFAS No. 123(R), “Share-Based Payments” on January 1, 2006.  Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the award vesting period.  The fair value is determined by management based on value of reserves and comparison of potential third-party transactions.

11.

Comprehensive Income (Loss)

The Partnership follows SFAS No. 130, "Reporting Comprehensive Income", which established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  Other comprehensive loss at December 31, 2006 and 2005 consists of unrealized values (liabilities) of commodity hedges qualifying as cash flow hedges in accordance with SFAS No. 133.

12.

Recently Promulgated Accounting Pronouncements

The Emerging Issues Task Force (“EITF”) issued EITF 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”  Under this issue the general partner in a limited partnership is presumed to control the partnership unless the limited partner(s) have substantive participating rights.  When the general partner is presumed to control the limited partnership, the general partner would fully consolidate the activities of the limited partnership into its financial statements.  EITF 04-05 is effective for the first fiscal reporting period beginning after December 15, 2005.  Partnership management has determined that this pronouncement has no effect on its method of reporting its investment in and earnings from a partnership for which it serves as general partner.

13.

Reclassifications

Certain reclassifications have been made to prior periods’ financial statements to conform to the current period presentation.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B - SIGNIFICANT ACQUISITIONS

During 2005 and 2006, the Partnership made significant acquisitions as follows:

a.

In February 2005, the Partnership acquired properties located in Pointe Coupee parish, Louisiana from Tema Oil and Gas Company for cash of approximately $1.9 million.

b.

In December 2005, the Partnership acquired properties located in Victoria County, Texas from BXP, Ltd for cash of approximately $6.3 million.

c.

In June 2006, the Partnership acquired properties located in Pointe Coupee parish, Louisiana from Delta Petroleum Corporation for cash of approximately $9.0 million.

All costs of these acquisitions were allocated to oil & gas properties and none to goodwill.

NOTE C - RELATED PARTY TRANSACTIONS

Accounts receivable at December 31, 2006 and 2005 includes $1,660,010 and $1,396,813, respectively due from AROC Energy, a limited partnership for which a subsidiary of the Partnership serves as General Partner.  This amount represents AROC Energy’s share of property operating expenditures incurred by operating subsidiaries of the General Partner on behalf of AROC Energy, as well as accrued management fees. Revenues and royalties payable at December 31, 2006 and 2005 includes $2,201,141 and $3,680,922, respectively, due to AROC Energy for oil and gas revenues collected by subsidiaries of the Partnership on behalf of AROC Energy.

Subsidiaries of the Partnership operate most oil and gas properties in which AROC Energy has an interest.  Under this arrangement, these subsidiaries collect AROC Energy’s share of revenues from purchasers and incur property operating and development expenditures on its behalf. Monthly, these revenues are paid to AROC Energy, which in turn reimburses the Partnership for its share of expenditures.

NOTE D – LONG-TERM DEBT

In December 2004, the Partnership entered into a credit agreement (the “Credit Agreement”) with Wachovia Bank, National Association, (the “Bank”) which provides for a line of credit for three years.  The Credit Agreement provides for a maturity date of December 22, 2007, but on March 30, 2007 this date was extended to April 30, 2008.     The Credit Agreement is secured by a first lien on substantially all of the Partnership’s assets.  The initial borrowing base was set at $5,000,000. As of December 31, 2006, the borrowing base was $9,500,000.  Amounts borrowed under the agreement bear interest at either (a) the LIBOR rate plus 1.75% to 3.00% or (b) the Bank’s prime rate plus from .25% to 1.50%, at the Partnership’s election. As of December 31, 2006 the interest rate was 8.10%.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE D – LONG-TERM DEBT - Continued

The agreement requires that the Partnership maintain certain minimum oil and gas hedges, as well as certain financial ratios, and contains restrictions on the Partnership’s ability to incur debt or liens, make investments, loans or partner distributions.  As of December 31, 2006 the Partnership was in compliance with all requirements of the agreement.

The outstanding principal balance under this agreement was $5,000,000 at December 31, 2006 and $100,000 at December 31, 2005.  In January 2007, the Partnership borrowed an additional $3,000,000 in connection with a property acquisition discussed in Note K.

An affiliate of the Bank, Wachovia Capital Partners, 2005, LLC is a limited partner investor in the Partnership.

NOTE E – HEDGING ACTIVITIES

The Partnership enters into hedge agreements to fix the price of anticipated future production.  The following is a summary of the Partnership’s oil and gas hedge contracts as of December 31, 2006.  Three contracts are structured as fixed price swap contacts and two contracts as a costless collar.  All hedge contracts expire December 31, 2007.

			Ceiling/
	Total		swap
	volume	Floor	price

Crude Oil Contracts (barrels)

Swap Contracts:
2007	36,000		$ 38.20
2007	24,000		$ 40.54

Costless collar contracts:
2007	24,000	$ 55.00	$ 69.30
2007	24,000	$ 65.00	$ 78.52

Natural Gas Contracts (mmbtu)

Swap Contract:
2007	180,000		$ 5.70

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE E – HEDGING ACTIVITIES - Continued

The fair market value of hedge contracts at December 31, 2006 was a liability of $1,685,938, which is classified as a current liability.  The fair market value of these hedge contracts at December 31, 2005 was a liability of $4,533,843, of which $2,307,867 is classified as a current liability and $2,225,976 as a non-current liability.  Realized hedge settlements included in oil and gas revenues were costs of $1,806,998 and $1,726,745 for the years ended December 31, 2006 and 2005, respectively.    The Partnership recognized a gain of $392,918 and a loss of $399,468 due to ineffectiveness on these hedge contracts during the years ended December 31, 2006 and 2005, respectively.

NOTE F – ASSET RETIREMENT OBLIGATIONS

In accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations (“ARO”), the Partnership recognizes the present value of the estimated future abandonment costs of its oil and gas properties in both assets and liabilities.  The changes in ARO for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005

Balance, beginning of year	$2,119,372	$1,309,347
Additional liabilities incurred	103,833	755,482
Disposals of properties	-	(3,911)
Accretion expense	87,654	55,474
Revision of estimates	167,346	2,980

Balance, end of year	$2,478,205	$2,119,372

NOTE G – GAIN ON INVOLUNTARY CONVERSION

In August 2005, Hurricane Katrina caused severe damage to the facilities at three Partnership oil and gas properties located in Southeast Louisiana.  The carrying amount of the destroyed properties was $231,894. Insurance proceeds of $584,649 were collected in December 2005.  FASB Interpretation No. 30, Accounting for Involuntary Conversions of Nonmonetary Assets to Monetary Assets, requires the recognition of gain to the extent that monetary assets received exceed the carrying cost of the nonmonetary assets involuntarily converted, even though the monetary assets are reinvested to replace the nonmonetary asset.  Consequently, the Partnership recognized a gain of $352,755.

As a result of the aforementioned damage, there has been no production from those properties since August 2005.   These properties accounted for approximately 13% of the Partnership’s oil production in 2005 (19,991 barrels).  Reconstruction of the damaged facilities is currently in progress with completion expected in 2007.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE H– SIGNIFICANT CUSTOMERS

In 2006, four purchasers accounted for 27%, 18%, 16% and 12% of the Partnership’s consolidated oil and gas revenues.  In 2005, three purchasers each accounted for 18% of the Partnership’s consolidated oil and gas revenues. No other single purchaser accounted for 10% or more of oil and gas revenues in 2006 or 2005.  There are adequate alternate purchasers of the Partnership’s production such that the General Partner believes the loss of one or more of the above purchasers would not have a material adverse effect on its results of operations or cash flows.

NOTE I – EQUITY INCENTIVE PLAN

On March 14, 2005, the partners approved the Equity Incentive Plan (“the Plan”). The purpose of the Plan is to provide incentives to employees and independent contractors of the General Partner by providing such persons with partnership interests in the Partnership designated as Class B Units and Class C Units.  The Plan authorizes the issuance of up to one Class B Unit and up to three Class C Units for each 20 Class A Units issued by the Partnership.  The Plan authorizes a maximum of 18,052 Class B Units and 54,155 Class C Units. There are currently 182,121 Class A units outstanding.  On December 21, 2005, the Partnership awarded units pursuant this plan, and subject to the terms and conditions of Award Letters issued to all recipients.  No additional units were awarded in 2006.  Incentive units outstanding as of December 31, 2006 and 2005 are as follows:

	Units Awarded
		This	Pending
	Total	Award	Capital Call

Class B Units	12,500	6,800	5,700
Class C Units-$125 per unit	14,100	6,200	7,900
Class C Units-$150 per unit	14,100	6,200	7,900
Class C Units-$175 per unit	14,100	6,200	7,900
Total Units	54,800	25,400	29,400

Units shown under the column entitled “Pending Capital Call” are contingent on the receipt of additional capital by the Partnership.   If the additional capital, or any portion thereof, is not received, those unit awards are reduced proportionately.

Class B units all vest on January 1, 2008, subject to continued employment through December 31, 2007 and do not participate in profits, losses or cash distributions, prior to vesting.  If a recipient leaves the employment of the Partnership (or its subsidiaries or affiliates) prior to January 1, 2008, all Class B units awarded to that individual are forfeited.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE I – EQUITY INCENTIVE PLAN - Continued

Class C units vest over a three-year period beginning January 1, 2006.  Cumulative vesting on January 1st of each year is: 2006-30%, 2007-65%, 2008-100%.  Class C units do not participate in profits, losses or cash distributions prior to vesting and until Class A and applicable Class B units have received cumulative cash distributions per unit equal to the amounts shown in the above table for each group of such units awarded.

Vesting of both Class B and Class C units is accelerated in the case of a change in control, as defined in the Plan.

The following is a summary of units awarded and vesting of awards for 2005 and 2006:

	Class B	Class C Units
	Units	$125	$150	$175	Total

Outstanding January 1, 2005	-	-	-	-	-
Awarded	6,800	6,200	6,200	6,200	25,400

Outstanding December 31, 2005	6,800	6,200	6,200	6,200	25,400

Awarded	-	-	-	-	-
Forfeited	-	-	-	-	-

Outstanding December 31, 2006	6,800	6,200	6,200	6,200	25,400

Vested Units:
December 31, 2005	-	-	-	-	-
December 31, 2006	-	1,860	1,860	1,860	5,580

As of December 31, 2005, the Partnership was accounting for these awards under Accounting Principles Board Opinion No. 25 and recognized compensation expense of $11,232 during 2005.  The Partnership adopted the provisions of SFAS 123R, “Share-Based Payment” effective January 1, 2006 and, as a result, recognized compensation expense of $422,379 for 2006.  As of December 31, 2006, there was approximately $422,048 of total unrecognized compensation cost related to nonvested units awarded that are expected to be recognized over a weighted-average period of one year.

NOTE J –COMMITMENTS AND CONTINGENCIES

From time to time the Partnership is a party to various legal proceedings arising in the ordinary course of business.  While the outcome of litigation cannot be predicted with certainty, the Partnership is not currently a party to any legal proceeding that it believes, if determined in a manner adverse to the Partnership, would have a material adverse effect on its financial condition, results of operations or cash flows.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE K - SUBSEQUENT EVENTS

In January 2007 the Partnership formed two entities in connection with the acquisition of producing oil and gas properties located in southeast Texas.  Catena Oil & Gas LLC (“Catena”) was formed as a wholly owned subsidiary of Southern Bay Oil & Gas, L.P. and SBE Partners LP (“SBE”) was formed with Catena as general partner with a 2% partnership interest and a large institutional investor as limited partner with a 98% partnership interest.  In February 2007 these entities paid cash of $82,046,603 to acquire the properties.  Catena purchased 8% of the interests and SBE purchased 92%.

Catena’s share of the property purchase price was $6,563,728, and its general partner contribution to SBE was $1,631,860.  The Partnership funded these amounts with additional capital contributions of $5,000,000, borrowings under its bank credit agreement of $3,000,000 and working capital of $195,580.

NOTE L – SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

1.   Costs incurred relating to oil and gas activities

Costs incurred for 2006 and 2005 in acquisition, development and exploration of oil and gas properties are as follows:

	2006	2005

Acquisition	$ 9,601,387	$ 8,378,109
Development	5,261,294	2,435,194
Exploration	547,862	-

2.   Estimated Quantities of Proved Oil and Gas Reserves

The estimates of proved oil and gas reserves are based on a report by independent petroleum engineers.  The estimates at December 31, 2006 and 2005 were prepared by Cawley, Gillespie & Associates, Inc.  The General Partner emphasizes that reserve estimates are inherently imprecise.  Accordingly, the estimates are expected to change as more current information becomes available.  In addition, a portion of the Partnership's proved reserves is undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE L – SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - Continued

The following is a summary of the Partnership’s proved oil and gas reserves, all of which are located in the United States:

	Oil (Bbl)	Gas (Mcf)

Proved reserve quantities, December 31, 2004	943,166	5,110,398
Purchase of minerals-in-place	469,134	313,505
Production	(153,962)	(559,419)
Sales of minerals-in-place	(5)	(90,547)
Extensions and discoveries	8,485	1,075,787
Revision of quantity estimates	61,566	(369,833)

Proved reserve quantities, December 31, 2005	1,328,384	5,479,891

Purchase of minerals-in-place	506,902	-
Production	(183,823)	(576,550)
Revision of quantity estimates	125,432	(684,881)

Proved reserve quantities, December 31, 2006	1,776,895	4,218,460
Proved developed reserve quantities:
December 31, 2005	1,211,555	4,924,684
December 31, 2006	1,590,859	3,196,751

3.   Discounted Future Net Cash Flows

In accordance with SFAS No. 69, estimates of the standardized measure of discounted future cash flows were determined by applying period-end prices (adjusted for location and quality differentials) to the estimated future production of year-end proved reserves.  Future cash inflows were reduced by the estimated future production and development costs based on period-end costs to determine pre-tax cash inflows in the associated proved oil and gas properties.    Future net cash inflows were discounted using a 10% annual discount rate to arrive at the standardized measure.

Estimated future income taxes included in standardized measure of discounted future net cash flows are restricted to the Texas Margin Tax.  No other income taxes have been taken into account, since future taxable income or loss is generally taxed directly to the partners, not to the Partnership.  Estimates for future general and administrative and interest expense have also not been considered.

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE L – SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - Continued

The standardized measure of discounted future net cash flow amounts contained in the following tabulation does not purport to represent the fair market value of oil and gas properties.  No value has been given to unproved properties.  There are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production and the timing and amount of future costs.  Future realization of oil and gas prices over the remaining reserve lives may vary significantly from current prices.  In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount rate is not necessarily appropriate for determining fair value.

The estimated standardized measure of discounted future cash flows at December 31, 2006 and 2005 is as follows:

	2006	2005

Future cash inflows	$ 125,998,938	$ 123,131,516
Future production costs	56,008,702	44,893,469
Future development costs	5,747,708	3,613,204
Future income taxes	137,180	-

Future net cash flows	64,105,348	74,624,843

10% annual discount for estimated timing of cash flows	23,787,458	25,604,359

Standardized measure of discounted future cash flows	$ 40,317,890	$ 49,020,484

Southern Bay Oil & Gas, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE L – SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) – Continued

The changes in standardized measure of discounted future net cash flows as of December 31, 2006 and 2005 are as follows:

	2006	2005

Standardized measure, beginning of period	$ 49,020,484	$ 28,886,219
Net changes in price and production costs	(9,079,182)	11,816,725
Previously estimated development cost incurred	76,255	1,500,908
Extensions and discoveries	-	4,305,159
Revision of quantity estimates	199,796	(1,529)
Change in estimated future development cost	(1,387,074)	(744,297)
Purchases of minerals in place	9,832,885	10,529,888
Sales, net of production costs	(10,083,184)	(8,593,537)
Sales of minerals-in-place	-	(149,180)
Accretion of discount	4,827,022	2,883,292
Change in estimated future income taxes	(87,223)	-
Changes in timing of estimated cash flows and other	(3,001,889)	(1,413,164)

Standardized measure, end of period	$ 40,317,890	$ 49,020,484
Current prices at year-end, used in standardized measure:
Oil (per barrel)	$ 59.06	$ 58.19
Gas (per Mcf)	4.96	8.36

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

9.01(a)(2)

Audited Financial Statements and Report of

Independent Certified Public Accountants

Chandler Energy, LLC

December 31, 2006 and 2005

INDEPENDENT AUDITORS’ REPORT

To the Member of Chandler Energy, LLC:

We have audited the accompanying balance sheet of Chandler Energy, LLC, a Colorado limited liability company, (the Company) as of December 31, 2006 and 2005, and the related statements of operations, member’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chandler Energy, LLC as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Burdick Meritt & Associates, P.C.

Denver, Colorado

June 13, 2007

Chandler Energy, LLC
Balance Sheet
	December 31,
ASSETS	2006	2005

Current Assets:
Cash, including money market accounts	$ 712,299	$ 930,574
Due from member	8,955	1,000,000
Marketable securities	--	203,000
Oil and gas sales receivable	387,771	474,185
Joint interest billings receivable	336,101	949,940
Miscellaneous accounts receivable	124,609	45,669
Participant agreement receivable	100,000	--
Other current assets	13,595	5,445
Total Current Assets	1,683,330	3,608,813

Oil and gas properties, at cost:
Undeveloped leasehold costs	954,818	719,318
Producing leasehold costs	10,547,268	9,700,873
Lease and well equipment	2,120,537	1,489,788
Assets under capital lease obligations	1,070,000	1,070,000
	14,692,623	12,979,979
Less - Accumulated depreciation and depletion,
including accumulated depreciation on assets
under capital lease obligations of $174,731 and
$127,314 in 2006 and 2005 respectively	(3,646,742)	(2,558,796)
	11,045,881	10,421,183
Other Assets:
Office furniture and equipment, net of
accumulated depreciation of $114,576 and $76,433
in 2006 and 2005, respectively	87,420	96,644
Loan facility fee, net of accumulated amortization of
$31,440 and $20,007 in 2006 and 2005, respectively	1,905	13,338
Participation agreement receivable	--	250,430
Operating bonds	361,000	386,000
Other assets	224,500	246,822
	674,825	993,234

TOTAL ASSETS	$ 13,404,036	$ 15,023,230

(Continued on the following page)

The accompanying notes are an integral part of the financial statements.

Chandler Energy, LLC
Balance Sheet (Continued from previous page)
	December 31,
	2006	2005
LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Current portion of capital lease obligations	$ 92,925	$ 87,472
Current portion of long-term debt	3,337,232	--
Revenues and taxes payable	499,942	442,268
Accounts payable-trade	225,407	728,125
Accrued interest	49,956	--
Due to joint interest partners	--	282,718
Total Current Liabilities	4,205,462	1,540,583

Capital lease obligations, net of current portion	774,399	867,324
Long-term debt, net of current portion	--	4,750,000
Asset retirement obligations	66,386	55,388

Total Liabilities	5,046,247	7,213,295

Member's Equity:
Member's equity	8,357,789	7,809,935

TOTAL LIABILITIES AND MEMBER'S EQUITY	$ 13,404,036	$ 15,023,230

The accompanying notes are an integral part of the financial statements.

Chandler Energy, LLC
Statement of Operations

	Year Ended December 31,
	2006	2005

REVENUES:

Oil and gas revenues	$ 3,056,532	$ 3,255,987
Operating overhead income	191,743	177,942
Other income	171,868	176,412
	3,420,143	3,610,341

COSTS AND EXPENSES:

Lease operating expenses	933,603	822,521
Production taxes	229,983	212,977
Abandonment of property and equipment	428	23,846
Dry hole costs	--	51,515
Delay rentals	21,910	14,616
Depreciation, depletion and amortization,
including impairments of $346,951 and
$51,860 in 2006 and 2005, respectively	1,216,053	636,058
General and administrative	837,346	641,530
	3,239,323	2,403,063

OTHER INCOME (EXPENSE):

Interest income	34,896	29,663
Interest expense	(336,766)	(336,789)
Gain on disposal of oil and gas properties	141,040	963,448
Gain (loss) on sale of marketable securities	127,626	(55,325)
	(33,204)	600,997

NET INCOME	$ 147,616	$ 1,808,275

The accompanying notes are an integral part of the financial statements.

Chandler Energy, LLC
Statement of Member's Equity
For the Years Ended December 31, 2006 and 2005

Balance at December 31, 2004	$ 6,239,296

Cash distributions	(237,636)

Net income for the year ended December 31, 2005	1,808,275

Balance at December 31, 2005	7,809,935

Cash contributions	400,238

Net income for the year ended December 31, 2006	147,616

Balance at December 31, 2006	$ 8,357,789

The accompanying notes are an integral part of the financial statements.

Chandler Energy, LLC
Statements of Cash Flows

	Year ended
	December 31,
	2006	2005

Cash Flows From Operating Activities:
Net income	$ 147,616	$ 1,808,275
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation, depletion and amortization	1,216,053	636,058
Accretion of asset retirement obligations	3,724	3,037
Abandonment of property and equipment	428	23,846
Gain on disposal of oil and gas properties	(141,040)	(963,448)
Gain (loss) on sale of marketable securities	(127,626)	55,325
Decrease (increase) in receivables	621,313	(1,126,328)
Decrease (increase) in other current and other assets	14,172	(21,136)
(Decrease) increase in current liabilities	(677,806)	611,710
Total adjustments	909,218	(780,936)
Net cash provided by operating activities	1,056,834	1,027,339

Cash Flows From Investing Activities:
Additions for oil and gas properties	(1,844,439)	(2,574,051)
Additions for office furniture and equipment	(31,396)	(77,882)
Additions for other assets	--	(125,000)
Refunds of oil and gas operating bonds	25,000	69,000
Proceeds from sale of marketable securities,
net of selling expense	330,626	447,100
Proceeds from sale of oil and gas assets,
net of selling costs	333,626	1,816,326
Net cash used in investing activities	(1,186,583)	(444,507)

Cash Flows From Financing Activities:
Proceeds from bank debt	--	1,300,000
Repayment from (advance to) member	991,045	(1,000,000)
Payments of bank debt	(1,412,768)	(1,900,000)
Payments on capital lease obligations	(87,472)	(82,339)
Payments from participants on participation agreements	20,431	738,756
Distributions to member	--	(237,636)
Capital contributions	400,238	--
Net cash used in financing activities	(88,526)	(1,181,219)

Net decrease in cash and cash equivalents	(218,275)	(598,387)
Cash and cash equivalents at beginning of year	930,574	1,528,961

Cash and cash equivalents at end of year	$ 712,299	$ 930,574

The accompanying notes are an integral part of the financial statements.

Chandler Energy, LLC
Statements of Cash Flows

(Continued from previous page)

Year ended
December 31,
	2006	2005

Supplemental disclosure of cash flow information:

Cash paid during the period for -
Interest	$ 286,810	$ 386,579

Supplemental disclosure of noncash investing and financing information:

Increase in oil and gas properties represented by
decrease in participation agreements receivable	$ 129,999	$ 74,730

Additions to oil and gas properties resulting from
additions to asset retirement obligations	$ 7,274	$ 34,552

The accompanying notes are an integral part of the financial statements.

CHANDLER ENERGY, LLC

Notes to Financial Statements

NOTE 1 - BACKGROUND, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Chandler Energy, LLC (the Company) was organized under the laws of the state of Colorado as a limited liability company on July 27, 2000.  The Company is a single member limited liability company owned and managed by Collis P. Chandler III.

The activities of the Company primarily involve the acquisition, exploration, development and operation of oil and gas leasehold interests.  Such activities have been carried on primarily in the states of Colorado, Louisiana, Michigan, Montana, North Dakota, Wyoming and Utah.

A summary of the Company's significant accounting policies follows:

Nature of operations and use of estimates in the preparation of financial statements -

The Company's primary source of income is from the production of oil and gas.  As such, the Company's operations are susceptible to fluctuations in the price of oil and gas.  Also, as discussed in Note 6 the Company is subject to various environmental regulations.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant estimates with regard to the financial statements include, but are not limited to, the estimate of proved reserve volumes and the related present value of estimated future net cash flows.  There are numerous uncertainties inherent in estimating quantities of proved reserves, projecting future rates of production, and the timing of development expenditures.  Future oil and gas prices may vary significantly from the prices in effect at the time the estimates are made.  Such estimates can effect depreciation and depletion expense.

Oil and gas properties -

The Company follows the successful efforts method of accounting, as defined by Statement of Financial Accounting Standards No. 19 ("Financial Accounting and Reporting by Oil and Gas Producing Companies"), for the acquisition, exploration, development and production of its oil and gas properties.  The Company also follows Statement of Financial Accounting Standards No. 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets"), which prescribes the accounting for the impairment of long-lived assets, including oil and gas properties.

Under the successful efforts method of accounting, costs associated with the acquisition of leasehold interests (including seismic costs related to these properties) are capitalized as incurred and assessed annually on a property-by-property basis for impairment.  If the property is determined to be impaired, its carrying value is reduced by a charge to current operations.  Impairments of $346,951 and $51,860 are included in depreciation, depletion and amortization for the years ended December 31, 2006 and 2005, respectively.

Proceeds from the sale of interests in unproved oil and gas properties, where an interest is retained by the Company and substantial uncertainty exists about recovery of the remaining costs, are treated as a recovery of costs with gains on such sales recognized to the extent that the sales proceeds exceed the total basis (or net book value) of the property.

Delay rentals paid to retain lease rights and geological and geophysical costs are expensed as incurred.

Costs associated with drilling and equipping exploratory wells are capitalized if the well has found proved reserves.  If the exploratory well has not found proved reserves, costs associated with the well are expensed as incurred.  Costs associated with both successful and unsuccessful development wells are capitalized as incurred.

Depletion and depreciation are computed separately on the capitalized cost of each individual oil and gas property on the units-of-production method over the estimated proved reserves of the individual properties.  Depletion and depreciation totaled $1,164,428 and $601,495 in 2006 and 2005, respectively, including impairments as discussed above.

Expenditures for repair and maintenance costs (workovers) are expensed when incurred.  When a proved oil and gas property is retired, sold or otherwise disposed of, the related cost and accumulated depletion and depreciation are removed from the accounts, and any gain or loss realized on the disposition is recognized in the statement of operations.

Furniture and equipment -

Furniture and equipment is depreciated over the estimated useful lives of the assets that range from 5-7 years.  Depreciation expense for the years ended December 31, 2006 and 2005 totaled $40,192 and $23,130, respectively.

Loan acquisition costs -

Costs associated with obtaining financing are capitalized and amortized over the term of the loan.  Amortization of such costs totaled $11,433 for each of the years ended December 31, 2006 and 2005.

Receivables and allowance for doubtful accounts -

Receivables for crude oil, natural gas and related by-products are recorded when production occurs and is delivered to purchasers.  Receivables for joint interest billings are recorded when the service or materials are supplied.

The Company has not incurred any bad debts during 2006 and 2005 and, in the opinion of management, the receivable balances, which primarily represent accrued oil and gas production receivables and amounts due from other oil and gas entities, are fully collectible and no provision for uncollectable amounts is necessary as of December 31, 2006 and 2005.

Marketable securities -

Marketable securities consisted of an investment in one privately held company at December 31, 2005.  Such security was readily converted to cash at the market price on the date of sale.  Due to the marketability of this security and a deemed permanent impairment of the security it was stated at estimated net realizable value.  Estimated net realizable value was determined based on actual sales of stock in this company at or near the balance sheet date.  The privately held investment held at December 31, 2005 merged into a publicly held company during 2006, and as discussed below was sold during 2006.

During the year ended December 31, 2005, the Company received proceeds of $447,100 from the sales of securities and recognized a loss of $55,325 from those sales.  During the year ended December 31, 2006, the remaining security was sold and the Company received proceeds of $330,626 and recognized a gain of $127,626 from this sale.

Cash flows statement disclosure -

For purposes of the accompanying statement of cash flows, the Company considers cash and other highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Income taxes -

As a single member limited liability company, the Company has elected to be treated as an ignored entity for income tax reporting purposes.  Under those provisions, the Company will not pay federal and state income taxes on taxable income.  Instead, the member is liable for federal and state income taxes on the Company's taxable income or the member will include the net operating losses in his income tax returns.

Accounting for asset retirement activities -

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 143,”Accounting for Asset Retirement Obligations.”  SFAS No. 143 requires that the Company estimate the future cost of asset retirement obligations, discount that cost to present value, and record a corresponding asset and liability in the balance sheet.  The values ultimately derived are based on many significant estimates, including future abandonment cost, inflation, market risk premiums, useful life and cost of capital.  The nature of these estimates requires the Company to make judgments based on historical experience and future expectations.  Revisions to these estimates may be required due to change in cost estimates, sale of properties and timing of cash outlays.  A reconciliation of the Company’s asset retirement obligation for the years ended December 31, 2006 and 2005 is as follows:

Balance at January 1, 2005	$ 17,799
2005 Accretion expense	3,037
2005 Additions	34,552
Balance at December 31, 2005	55,388
2006 Accretion expense	3,724
2006 Additions	7,274
Balance at December 31, 2006	$ 66,386

Accretion expense of $3,724 and $3,037 for the years ended December 31, 2006 and 2005, respectively, has been included in lease operating expense in the accompanying statement of operations.

Concentrations of credit risk -

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and receivables.  The Company invests its cash and money market funds in banks with high credit ratings; however, certain account balances during the year have been maintained at levels in excess of federally insured limits.  The Company's receivables arise as a result of its operations of oil and gas properties in the United States.  As a consequence, the Company's management believes that concentrations of credit risk are limited.

NOTE 2- OBLIGATIONS UNDER CAPITAL LEASE:

In connection with the Company’s acquisition of its Michigan oil and gas properties in 2004, the Company entered into leasing arrangements to acquire two gas compressors with U.S. Bancorp Equipment Finance, Inc.  The company capitalized these leases in accordance with Statement of Financial Accounting Standard (SFAS) No. 13, “Accounting for Leases”.  SFAS 13 requires the capitalization of leases meeting certain criteria, with the related asset being recorded in oil and gas properties and the offsetting amount recorded as a liability.  The original cost of the leased equipment was $1,070,000; the lease has an effective interest rate of 6.06%, and the lease terms are for a period of 120 months.  The following table summarizes the Company’s required minimum payments under these capital leases:

Minimum Payments

2007	$ 142,956
2008	142,956
2009	142,956
2010	142,956
2011	142,956
Remainder	369,303
Total minimum lease payments	1,084,083
Interest	(216,759)
Present value of net minimum
Lease payments	$ 867,324

Interest expense on these leases totaled $55,484 and $60,618 during 2006 and 2005, respectively.

NOTE 3 - LONG-TERM DEBT:

	2006	2005

Long-term debt representing a permanent note dated April 22, 2004 with U.S. Bank National Association (USB) with a maximum commitment amount of $15,000,000:  borrowing base at December 31, 2006 of $5,000,000; interest at the bank's prime rate (at December 31, 2006, the outstanding principal amounts were accruing interest at 8.25%); collateralized by mortgages on oil and gas properties owned by the Company; interest only payable monthly; matures on May 30, 2007.

	$ 1,337,232	$ 2,750,000

Subordinated convertible debt under an agreement dated April 20, 2004 with Morrison Enterprises; interest at a rate of 7% per annum; interest only payable quarterly; maturing date April 30, 2007.	2,000,000	2,000,000
	$ 3,337,232	$ 4,750,000

Interest expense on the aforementioned borrowing arrangements during the year ended December 31, 2006 and 2005 was $294,235 and $300,957, respectively.  The portion of this expense paid by participants during the years ended December 31, 2006 and 2005 (Note 4) of $13,266 and $25,556, respectively has been netted against interest expense in the accompanying statement of operations.

The Company’s debt agreement with USB contains certain restrictions and covenants.  Under these covenants, the Company is restricted as to the amount of member distributions it can make, must maintain certain financial ratios and is restricted on the amount of property it can sell during any year.  Management believes it has been and continues to be in substantial compliance with such covenants.

The Company’s debt agreement with Morrison Enterprises is subordinated to the USB agreement, provides for restrictions on the ability to prepay the loan and gives the lender certain rights to convert the loan (or a portion of the loan) to a working interest ownership in the properties that were acquired with the loan proceeds.

NOTE 4 - PARTICIPATION AGREEMENTS RECEIVABLE:

At the time of acquiring oil and gas properties in the state of Michigan in April 2004, the Company entered into participation agreements with four unrelated companies to participate in the acquisition of these oil and gas properties.  These four companies took a 14.5% interest in the acquisition of the Michigan oil and gas properties and as part of that participation agreement were given the right and agreed to participate in the benefit of the loans made to the Company as discussed in Note 3 above.   Each of the participating companies agreed to pay its proportional share of the debt and related interest expense.  At December 31, 2006 and 2005, $100,000 and $250,430, respectively was due on these participation agreements and interest paid to the Company on these agreements amounted to $13,266 and $25,556 for the years ended December 31, 2006 and 2005, respectively, which on the accompanying statement of operations has been netted against the interest expense paid on the loans as discussed in Note 3 above.  Effective September 1, 2006, the Company bought back from two of the participants their interests in the Michigan properties by assuming the remaining principal balance of the loans in the amount of $129,999 and payment of cash in the amount of $42,319.  During 2005, the Company bought back a portion of a note from one of the participants by buying back a portion of the participants interest in the Michigan properties at an agreed upon value of $74,730.

NOTE 5 - OPERATING LEASE COMMITMENTS:

The Company leases its Denver, Colorado office space under the terms of a noncancelable operating lease agreement dated January 31, 2000 (as amended on June 28, 2004).  The lease provides for a base monthly rental fee of $5,246 as of December 31, 2006, provides for an escalation in base rent on February 1, 2007, and requires the Company to pay its pro-rata share of operating expenses in excess of a 2003 base year cost.  Minimum rental commitments (base rent) in future years for the aforementioned lease are as follows:

2007	$ 64,596
2008	5,396
$ 69,992

Total rental expense for the years ended December 31, 2006 and 2005 on the aforementioned lease totaled $64,716 and $62,968, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES:

The Company, in the ordinary course of its oil and gas exploration and production activities owns working interests in various oil and gas leases.  As an owner of oil and gas interests, the Company is subject to various environmental regulations that could subject the Company to future monetary obligations.  The Company evaluates the need to provide for a liability on its asset retirement obligation for dismantlement, restoration and abandonment of its oil and gas leases (Note 1).  The Company's management is not aware of any pending environmental matters that would have a material impact on the Company's financial statements.

NOTE 7 - RELATED PARTY TRANSACTION:

In November 2005, the Company’s member received a short-term non-interest bearing advance of $1,000,000.  Such advance was reflected as a current asset on the accompanying balance sheet at December 31, 2005 and was repaid to the Company on January 17, 2006.  Additional amounts totaling $8,955 were advanced during 2006.

NOTE 8 – SIGNIFICANT CUSTOMERS:

In 2006 and 2005 the Company had three purchasers who individually accounted for 10% or more of the Company’s oil and gas revenues and who in aggregate accounted for 71% of oil and gas revenues in 2006 and 56% of oil and gas revenues in 2005.  In 2006 three customers individually accounted for 49%, 11% and 11%, respectively, of oil and gas revenues and in 2005 one customer individually accounted for 56% of oil and gas revenues.  There are adequate purchasers of the Company’s production such that the Company does not believe that the loss of one or more of the above purchasers would have a material adverse effect on the Company’s operations.

NOTE 9 – SUBSEQUENT EVENT:

On September 14, 2006, the Company entered into a plan of merger with two unrelated companies wherein the Company would exchange substantially all of its oil and gas assets and $359,500 in cash for 1,931,000 shares of stock in a public company and the public company will assume its USB debt at the date of merger of an amount not to exceed $1,750,000.  The Company has also agreed to retire its $2,000,000 subordinated convertible debt due to Morrison Enterprises by exchanging the debt for a portion of the public stock being received in the merger.  The merger was consummated on April 17, 2007.

NOTE 10 – SUPPLEMENTAL FINANCIAL DATA FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED):

The Company’s operations are confined to the continental United States.  Prices and costs in the tables below have been estimated using prices and costs in effect at the end of the years indicated. Prices are estimated net of estimated quality and transportation adjustments.  The estimation of reserves is complex and subjective, and reserve estimates tend to fluctuate in light of new production data.

Proved reserves are those quantities of petroleum and natural gas which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable from a given date forward, from known reservoirs and under current economic conditions, operating methods, and governmental regulations.  Proved developed reserves are those reserves that are expected to be recovered from existing wells including reserves behind pipe.

I.

Costs Incurred Relating to Oil and Gas Producing Activities

2006

2005

Acquisition

$

606,717

$

2,137,923

Development

$

1,237,722

$

436,128

Exploration

$

--

$

51,515

II.

Estimated Quantities of Proved Oil and Gas Reserves

In accordance with SFAS No. 69, estimates of standardized measure of discounted future cash flows were determined by utilizing year-end prices to the estimated future production of year-end proved reserves.  Future cash flows were reduced by estimated future production and development costs based on year-end costs.  The resultant future net cash flows were discounted by using a 10% annual discount rate to arrive at the standardized measure.  Future income tax expenses have not been considered in that the future taxable income or loss is taxed to the Company’s member.  Estimates of general and administrative costs also have not been considered.

The standardized measure presented herein is not intended to represent fair market value, nor is any value given to unproved properties held by the Company.  There are significant uncertainties inherent in estimating reserve quantities and projecting timing of production and future costs and expenses.  Future prices could very significantly from the year-end prices being used and the use of a 10% discount is not necessarily indicative for determining fair value.

	Oil (Bbls)	Gas (Mcf)

Balance at December 31, 2004	504,354	6,431,300

Revision of previous estimates	(240,972)	1,184,600
Purchases	105,020	4,207,968
Extension and discoveries	--	724,192
Production	(19,240)	(393,223)

Balance at December 31, 2005	349,162	12,154,837

Revisions of previous estimates	303,928	(4,387,907)
Sales on minerals in place	(1,402)	--
Production	(18,555)	(287,682)

Balance at December 31, 2006	633,133	7,479,248

Proved Developed Reserve Quantities:

December 31, 2006	627,101	5,329,029

December 31, 2005	341,962	6,108,722

III.

Present Value of Estimated Future Net Revenue

	At December 31,
	2006	2005

Estimated future revenue	$ 73,680,816	$ 115,451,196
Estimated future expenditures	(32,720,731)	(46,630,226)
Estimated future net revenue	40,960,085	68,820,970
10% of annual discount of estimated future net revenue	(27,693,365)	(44,906,793)
Present value of estimated future net revenue	$ 13,266,720	$ 23,914,177

IV.

Summary of Changes in Present Value of Estimated Future Net Revenue

	Year Ended December 31,
	2006	2005
Present value of estimated future net revenue,
Beginning of year	$ 23,914,177	$ 12,144,919
Sales, net of production costs	(1,892,946)	(2,220,489)
Sales of minerals in place	(437,390)	--
Purchases	--	4,690,758
Extension and discoveries	--	628,496
Net change in prices and costs of future production	(5,353,995)	4,316,210
Revisions of quantity estimates	(3,016,425)	(438,436)
Accretion of discount	2,391,418	1,214,492
Change in production rates and other	(2,338,119)	3,578,227
Present value of estimated future net revenue,
end of year	$ 13,266,720	$ 23,914,177

Current prices at year-end used in standardized measure:

Oil (per barrel)	$ 61.33	$ 65.54
Gas (per Mcf)	$ 4.66	$ 9.14

(b) Pro Forma Financial Information

9.01(b)(1)

Unaudited Pro Forma Condensed Consolidated Financial Statements of GeoResources, Inc., Southern Bay Oil & Gas, L.P. and Chandler Energy, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the mergers between GeoResources, Inc., Southern Bay Oil & Gas, L.P. (“Southern Bay”) and Chandler Energy, LLC (“Chandler”), which occurred April 17, 2007.  The merger will be accounted for as a reverse acquisition, whereby Southern Bay will be regarded as the acquirer of GeoResources.  Therefore the financial statements will reflect Southern Bay’s financial position and operations on a historical cost basis.  The acquisitions of GeoResources, and the properties acquired from PICA Energy, LLC, a wholly owned subsidiary of Chandler (the “PICA Properties”), will be accounted for as a purchase.  The unaudited pro forma condensed consolidated balance sheet at December 31, 2006 has been prepared as if the proposed merger had been consummated at December 31, 2006.  The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2006 was prepared as if the proposed merger had been consummated on January 1, 2006.

As more fully described in Notes to unaudited pro forma condensed consolidated financial statements, the condensed pro forma consolidated statements of income also give pro forma effect to the acquisitions by Southern Bay of oil and gas properties, which occurred in June 2006 and February 2007.

These pro forma financial statements are presented under the successful efforts method of accounting for oil and gas properties.

The pro forma results as presented in these statements may not be indicative of the actual results that would have occurred had this merger been in effect during the period presented and may not be indicative of future results.  The pro forma financial statements should be read in conjunction with the historical financial statements of the companies and the statements of revenues and direct operating expenses included herein.

GeoResources, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2006

	Historical
	Southern	Geo			Pro Forma	Pro Forma
	Bay	Resources	Chandler		Adjustments	Consolidated
ASSETS
Current assets:
Cash	$ 6,217	$ 890	$ 712	(a)	$ 17,849	$ 20,337
				(c)	(84)
				(f)	(5,247)
Receivables and other	11,591	1,626	971	(c)	(5)	14,183
Total current assets	17,808	2,516	1,683		12,513	34,520

Oil and gas properties	35,847	30,910	14,693	(b)	(885)	89,813
				(c)	(2,230)
				(d)	3,120
				(f)	8,358
Drilling rig and equipment	-	1,923		(b)	(423)	1,500
Other property and equipment	389	861	202	(b)	1,689	3,001
				(c)	(140)
	36,236	33,694	14,895		9,489	94,314
Accumulated depreciation,
depletion and amortization	(5,007)	(20,059)	(3,762)	(b)	20,059	(5,007)
				(c)	3,762
Net property and equipment	31,229	13,635	11,133		33,310	89,307

Equity in AROC Energy, L.P.	1,517	-				1,517
Other	113	590	588	(b)	(590)	474
				(c)	(227)

Total Assets	$ 50,667	$ 16,741	$ 13,404		$ 45,006	$ 125,818

LIABILITIES AND EQUITY
Current liabilities	$ 19,496	$ 2,044	$ 4,206	(c)	$ (1,938)	$ 23,808
Long-term debt	5,000		774	(c)	(774)	8,000
				(f)	3,000
Deferred income taxes	33	1,036		(b)	6,719	3,324
				(e)	(4,464)
Asset retirement obligations	2,478	2,522	66	(f)	111	5,177
Total Liabilities	27,007	5,602	5,046		2,654	40,309

Equity	23,660	11,139	8,358	(a)	17,849	85,509
				(b)	13,131
				(c)	3,788
				(d)	3,120
				(e)	4,464

Total liabilities and equity	$ 50,667	$ 16,741	$ 13,404		$ 45,006	$ 125,818

GeoResources, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2006
(in thousands, except share data)

	Historical
	Southern	Geo			Pro Forma	Pro Forma
	Bay	Resources	Chandler		Adjustments	Consolidated
Operating revenues:
Oil and gas revenues	$ 13,978	$ 7,235	$ 3,057	(c)	$ (58)	$ 30,500
				(e)	6,288
Drilling revenue	-	1,642	-			1,642
Other	1,763	-	363	(c)	(191)	1,935
	15,741	8,877	3,420		6,039	34,077

Costs and expenses:
Oil and gas production	5,702	2,798	1,164	(c)	(26)	10,597
				(e)	959
Exploration	558	-	22	(b)	47	627
Drilling operations	-	1,485	-			1,485
Depreciation, depletion and
amortization and impairments	3,566	992	1,216	(a)	(132)	6,692
				(e)	1,090
				(c)	(40)
Selling, general and administrative	2,412	794	837	(b)	131	4,174
	12,238	6,069	3,239		2,029	23,575

Operating income	3,503	2,808	181		4,010	10,502
Other income (expense), net	777	(543)	(33)	(c)	33	(146)
				(d)	(380)

Income before income taxes	4,280	2,265	148		3,663	10,356
Income tax expense	33	523	-	(f)	3,102	3,658

Net income	$ 4,247	$ 1,742	$ 148		$ 561	$ 6,698

Earnings per share:
Basic		$ 0.46				$ 0.46
Diluted		$ 0.45				$ 0.46

Weighted average shares outstanding:
Basic		3,776,720				14,466,720
Diluted		3,838,748				14,528,748

GeoResources, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated balance sheet reflects the adjustments set forth below.  The GeoResources common stock  issued in these transactions was valued at $6.29 per share, which was the average closing price during the period beginning two days prior the merger announcement (September 14, 2006) and ending two days after the merger announcement.

(a)

To record additional capital contributions to Southern Bay by its partners, less cash distributions to its partners.

(b)

To adjust the assets of Geo Resources to reflect its acquisition by Southern Bay, under purchase accounting rules

(c)

To remove Chandler assets not being acquired totaling $456,000 and liabilities not being assumed totaling $2,712,000 and to increase Chandler acquired properties by $2,459,000 to reflect purchase accounting.

(d)

To record the acquisition of the Yuma working interests in exchange for 496,000 shares of GeoResources common stock.

(e)

To adjust deferred income taxes for the book-tax differences related to the Southern Bay and Geo Resources net assets.

(f)

To record the acquisition by Southern Bay of the Range Properties for $8,358,000 less a retirement obligation of $111,000 for a net purchase price of $8,247,000.  The purchase price was funded with debt of $3,000,000 and cash of $5,247,000.

The unaudited pro forma condensed consolidated statements of income reflect the following adjustments:

(a)

To adjust depreciation, depletion and amortization of GeoResources and Chandler to reflect the purchase price allocated to the acquisitions using the units of production method under successful efforts accounting.

(b)

To reflect the charge to operations of certain expenses capitalized by GeoResources under the full cost accounting method, but expensed under the successful efforts accounting method.

(c)

To remove Chandler operations not being acquired.

(d)

To adjust for interest on Chandler debt assumed of $1,750,000, as well as additional Southern Bay debt of $3,000,000, at 8% per annum.  This pro forma adjustment would increase or decrease by approximately $6,000 per year with each 1/8% increase or decrease in interest rates.

(e)

To record historical revenue and expenses of the Delta Properties and the Range Properties as follows:

-Delta Properties for the five months ended May 31, 2006.

-Range Properties for the year ended September 30, 2006.

(f)

To adjust for income tax expense on the pro forma combined operating results as a taxable entity.

No pro forma adjustments are included for the following potential transactions, since they are contingent on events that might not occur:

-Sale of GeoResources’ leonardite assets and the related dividend payment.

  The book value of the leonardite assets at December 31, 2006 was $590,225, including supplies and              inventory of $289,174.  For 2006 the leonardite operations accounted for revenue of $86,672 and a loss from operations of $197,210.

The weighted average common shares used in the calculation of pro forma earnings per share for the year ended December 31, 2006 are calculated as follows:

	Basic	Diluted

GeoResources historical	3,776,720	3,838,748
Pro forma issuance of shares to acquire:
Southern Bay	8,263,000	8,263,000
PICA	1,931,000	1,931,000
Yuma working interests	496,000	496,000
Total weighted average shares	14,466,720	14,528,748

The following is a summary of GeoResources shares issued and the respective values assigned, as reflected in the pro forma condensed balance sheet as of December 31, 2006

		Value
	Shares	Assigned
	(in thousands)
Shares issued April 17, 2007:
Southern Bay	8,263	$ 45,973
PICA	1,931	12,146
Yuma working interests	496	3,120
	10,690	61,239
GeoResources shares outstanding	3,858	24,270
	14,548	$ 85,509